Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Investment Trust II (the  Trust )

811-09037


We hereby incorporate by reference a new
Investment Advisory agreement, and a new Sub-
Advisory Agreement.  The new Investment
Advisory Agreement was filed as Exhibit 99D.1 under Conformed Submission Type 485BPOS, accession number 0001193125-14-427692, on
November 28, 2014.  The new Sub-Advisory
Agreement was filed as Exhibit 99D.3 under Conformed Submission Type 485BPOS, accession number 0001193125-15-023231, on January 28,
2015.